Exhibit 3.2

AMENDED AND RESTATED
BY-LAWS

OF

WATSON WYATT WORLDWIDE, INC.
(Includes Changes Approved Through September 2006)

ARTICLE 1

STOCKHOLDERS

Section 1.1             Annual Meetings.  An annual meeting of stockholders shall be held for the election of directors at such date, time and place either within or without the State of Delaware designated by the Board of Directors from time to time.  Any other business properly brought before the meeting may be transacted at the annual meeting.

Section 1.2             Special Meetings. Special meetings of stockholders may be called at any time by, and only by, the President or by the Board of Directors pursuant to a resolution adopted a majority of the members of the Board of Directors, to be held at such date, time and place either within or without the State of Delaware as is stated in the notice of the meeting.

Section 1.3             Nominations and Stockholder Business.

(a)           To properly be brought before an annual meeting of stockholders, nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders at an annual meeting of stockholders must either be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) brought before the annual meeting by or at the direction of the President, the Chairman of the Board of Directors or by vote of a majority of the full Board of Directors, or (iii)  brought before the annual meeting by any stockholder of the Corporation who is a stockholder of record on the date of the giving of the notice provided for in Section 1.4, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 1.3(b).

(b)           For nominations or other business to be properly brought before an annual meeting by a stockholder under this Section 1.3(a), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must be a proper subject for stockholder action under the Delaware General Corporation Law (“the DGCL”).  To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation not less than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is advanced by more than 40 days or delayed by more than 40 days from such anniversary date, then notice by the stockholder to be timely must be delivered not later than the close of business on the later of the 120th day prior to the annual meeting or the 10th day following the day on which public announcement is first made of the date of the meeting.  Such stockholder’s notice must set forth

(i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owners, if any, on whose behalf the nomination or proposal is made (A) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (B) the number of shares of the Corporation which are owned (beneficially or of record) by such stockholder and such beneficial owner, (C) a description of all arrangements or understandings between such stockholder and such beneficial owner and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder and of such beneficial owner in such business, and (D) a representation that such stockholder or its agent or designee intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

(c)           Notwithstanding anything in this Section 1.3 to the contrary, if the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement specifying the size of the increased Board of Directors made by the Corporation at least 120 days prior to the first anniversary of the preceding year’s annual meeting, then a stockholder’s notice required by this Section 1.3(b) will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(d)           Only such business may be conducted at a special meeting of stockholders as has been brought before the meeting pursuant to the Corporation’s notice of meeting.  Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving the notice required by Section 1.4, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.3.  Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder’s notice required by this Section 1.3 is delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 120th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

(e)           Only those persons who are nominated in accordance with the procedures set forth in Section 1.3 will be eligible for election as directors at any meeting of stockholders.  Only business brought before the meeting in accordance with the procedures set forth in this Section 1.3 may be conducted at a meeting of stockholders.  The chairman of the meeting has the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 1.3 and, if any proposed nomination or business is not in compliance with this Section 1.3, to declare that such defective proposal shall be disregarded.

(f)            For purposes of Section 1.3, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act.

(g)           Notwithstanding the foregoing provisions of this Section 1.3, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.3.  Nothing in this Section 1.3 shall be deemed to remove any obligation of stockholders to comply with the requirements of Rule 14a-8 under the Exchange Act with respect to proposals requested to be included in the Corporation’s proxy statement pursuant to said Rule 14a-8.

Section 1.4             Notice of Meetings.  Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting must be given, stating the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  Unless otherwise required by law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.  If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.

Section 1.5             Adjournments. Any meeting of stockholders, annual or special, may be adjourned from time to time, to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting must be given to each stockholder of record entitled to vote at the meeting.

Section 1.6             Quorum.  At each meeting of stockholders, except where otherwise required by law, the certificate of incorporation or these by-laws, the holders of a majority of the outstanding shares of stock entitled to vote on a matter at the meeting, present in person or represented by proxy, shall constitute a quorum. For purposes of the foregoing, where a separate vote by class or classes is required for any matter, the holders of a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum to take action with respect to that vote on that matter.  Two or more classes or series of stock shall be considered a single class if the holders of such classes or series of stock are entitled to vote together as a single class at the meeting.  In the absence of a quorum of the holders of any class of stock entitled to vote on a matter, the meeting of such class may be adjourned from time to time in the manner provided by Sections 1.4 and 1.6 of these by-laws until a quorum of such class is so present or represented.

Section 1.7             Voting; Proxies.    Unless otherwise provided in the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders is entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question.  Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.  A duly executed proxy will be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power, regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.  A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary.  Voting at meetings of stockholders need not be by written ballot unless so directed by the chairman of the meeting or the Board of Directors. Directors must be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.  In all other matters, unless otherwise required by law, the certificate of incorporation or these by-laws, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter will be the act of the stockholders. Where a separate vote by class or classes is required, the affirmative vote of the holders of a majority (or, in the case of an election of directors, a plurality) of the shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class or classes, except as otherwise required by law, the certificate of incorporation or these by-laws.

Section 1.8             Organization.  Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in the absence of a Chairman of the Board, by the President or other person designated by the President.  The Secretary, or in the absence of the Secretary an Assistant Secretary or other person designated by the President, shall act as secretary of the meeting.  The order of business at each such meeting shall be as determined by the chairman of the meeting.  The chairman of the meeting shall have the right and authority to adjourn a meeting of stockholders without a vote of stockholders and to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting and are not inconsistent with any rules or regulations adopted by the Board of Directors pursuant to the provisions of the certificate of incorporation, including the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls for each item upon which a vote is to be taken.

Section 1.9             Inspectors.  Prior to any meeting of stockholders, the Board of Directors, Chairman of the Board, President or any other officer designated by the Board shall appoint one or more inspectors to act at such meeting and make a written report of the meeting.  If no inspector or alternate is able to act at the meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting.  Each inspector, before entering upon the discharge of his or her duties, must take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.  The inspectors shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots.  The inspectors may appoint or retain other persons to assist them in the performance of their duties. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting.  No ballot, proxy or vote, nor any revocation thereof or change thereto, may be accepted by the inspectors after the closing of the polls.  In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted therewith, any information provided by a stockholder who submits a proxy by telegram, cablegram or other electronic transmission from which it can be determined that the proxy was authorized by the stockholder, ballots and the regular books and records of the Corporation, and they may also consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record.

Section 1.10           Fixing Date for Determining Stockholders of Record.  In order for the Corporation to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment of the meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date must be no more than sixty nor less than ten days before the date of such meeting.  If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders will apply to any adjournment of the meeting, provided the Board of Directors may fix a new record date for the adjourned meeting.  In order for the Corporation to determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date may not precede the date upon which the resolution fixing the record date is adopted, and which record date must be no more than sixty days prior to the action for which a record date is being established.  If no record date is fixed, the record date for determining stockholders for any such purpose will be at the close of business on the day on which the Board of Directors adopts the related resolution.

Section 1.11           List of Stockholders Entitled to Vote.  The Secretary will prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place must be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list also must be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

ARTICLE 2

DIRECTORS

Section 2.1             Powers; Number; Qualifications.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise required by law or provided in the certificate of incorporation. The number of directors which shall constitute the whole Board of Directors shall not be less than 7 nor more than 25.  The exact number of directors of the Corporation and the number of directors in each class of directors shall be fixed only by resolution of a majority of the members of the Board of Directors from time to time.  If the holders of any class or classes of stock or series thereof are entitled by the certificate of incorporation to elect one or more directors, the preceding sentence shall not apply to such directors, and the number of such directors shall be as provided in the terms of such stock.  Directors need not be stockholders.

Section 2.2. Election; Term of Office; Resignation; Removal; Vacancies.

(a)           At each annual meeting of the stockholders of the Corporation from and after the annual meeting of the stockholders to be held in 2006, each director standing for election shall be elected to hold office for a term expiring at the next annual meeting of stockholders, with such director to hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal.  Notwithstanding the foregoing, for any director who is an employee of the Corporation or any of its affiliates at the time of election to the Board it is a qualification for service as a director that such director remain so employed, so that the term of any such director automatically will terminate upon termination of such director’s employment with the Corporation or such affiliate for any reason, unless the Board, by majority of the members of the Board of Directors, otherwise determines.

(b)           Any director may resign at any time upon written notice to the Board of Directors or to the Chairman of the Board, if any, or the President.  Such resignation shall take effect at the time specified in the notice of resignation, and unless otherwise specified in the notice of resignation, no acceptance of such resignation is necessary to make it effective.

(c)           No director may be removed except as provided in the certificate of incorporation or as provided in Section 2.2(a) of these by-laws.

(d)           Vacancies and newly created directorships resulting from any increase in the authorized number of directors (other than any directors elected in the manner described in the next sentence) or from any other cause shall be filled by, and only by, a majority of the directors then in office, although less than a quorum, or by the sole remaining director. Whenever the holders of any class or classes of stock or series thereof are entitled by the certificate of incorporation to elect one or more directors, vacancies and newly created directorships of such class or classes or series may be filled by, and only by, a majority of the directors elected by such class or classes or series then in office, or by the sole remaining director so elected. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

Section 2.3             Regular Meetings.  Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board may from time to time determine.

Section 2.4             Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by a Chairman of the Board, if any, by the President, or at the request in writing of a majority of the members of the Board of Directors.

Section 2.5             Notices of Board of Directors Meetings.  Notice of any regular or special meeting, unless waived, must be given by mail or facsimile or courier to each director at his address as the same appears on the records of the Corporation not less than one (1) day prior to the day on which such meeting is to be held if such notice is by facsimile or courier, and not less than five (5) business days prior to the day on which the meeting is to be held if such notice is by mail.  If the Secretary fails or refuses to give such notice, then the notice may be given by the officer or any one of the directors making the call.  Any such meeting may be held at such place as the Board may fix from time to time or as may be specified or fixed in such notice.  Notice may be waived in writing by any director, either before or after the meeting.  Any meeting of the Board of Directors will be a legal meeting without any notice having been given, if all the directors shall be present at the meeting, and no notice of a meeting is required to be given to any director who shall attend such meeting.

Section 2.6             Quorum and Manner of Acting.  Except as otherwise provided in these by-laws, a majority of the members of the Board of Directors constitutes a quorum at any regular or special meeting of the Board of Directors.  Except as otherwise provided by the Delaware General Corporation Law (“DGCL”), the certificate of incorporation or by these by-laws, the act of a majority of the directors present at any meeting at which a quorum is present is the act of the Board of Directors.  In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum be had.  Notice of any adjourned meeting need not be given.

Section 2.7             Participation in Meetings by Conference Telephone Permitted.  Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

Section 2.8             Organization.  Meetings of the Board of Directors will be presided over by a Chairman of the Board, if any, or in the absence of a Chairman of the Board by the President, or in the absence of the President, by a chairman chosen at the meeting.  The Secretary shall act as secretary of the meeting, but in the absence of the Secretary the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.9             Committees of Directors.  Any duly constituted and authorized committee of the Board of Directors may exercise such powers as have been delegated to it by the Board of Directors, without a meeting by the unanimous execution of an instrument in writing.  The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation which, to the extent provided by resolution of the Board of Directors, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation; but no such committee shall have the power or authority in reference to the following matters:  (a) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval or (b) adopting, amending or repealing any by-laws of the Corporation.  Such committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors and, when required by the Board, shall keep regular minutes of their proceedings and report the same to the Board.  Subject to legal or other requirements, Board committees may include one or more persons who are not directors, provided that to the extent any such committee exercises powers of the Board of Directors that have been specifically delegated to it, such committee shall act solely by vote of members of the committee who are also members of the Board of Directors.

Section 2.10           Compensation of Directors.  Directors who are employees shall not receive any stated salary for their services as directors, but, pursuant to normal corporate expense reimbursement policies, shall receive reimbursement for expenses of attendance at such meetings; provided that nothing herein contained may be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore. Directors who are not employees shall receive compensation for their services as directors, in such amounts as the Board of Directors from time to time determines.

ARTICLE 3

OFFICERS

Section 3.1             Officers Designated.  The officers of the Corporation shall be elected by the Board of Directors at its annual meeting or any special meeting.  They may include a Chairman of the Board and shall include a President, a Secretary, and such other officers as the Board of Directors may determine.  One person may hold any two offices except the offices of President and Secretary.

Section 3.2             Tenure of Office.  The officers of the Corporation will hold office until the next annual meeting of the Board of Directors and until their respective successors are elected and qualified, except (a) that the term of office of any officer who is an employee of the Corporation automatically terminates upon termination of such officer’s employment by the Corporation for any reason and (b) in case of the officer’s prior resignation, death or removal.  The Board of Directors also may remove any officer at any time with or without cause by the vote of a majority of the members of the Board of Directors.  Additional officers appointed by the President in accordance with Section 3.4 may be removed by the President.

Section 3.3             Powers and Duties of Officers.  The officers of the Corporation will have such powers and duties in the management of the Corporation as may be prescribed by the Board of Directors or delegated by the President and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors.

Section 3.4             Additional Officers.  The President of the Corporation may appoint such Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, or other Officers, and such agents as the President may determine, to hold office for such period, and with such authority and to perform such duties as the President from time to time determines.

Section 3.5             Resignations.  Any officer may resign at any time by giving written notice to the Board of Directors or to the President or the Secretary of the Corporation.  Any such resignation will take effect at the time specified in the notice of resignation.  Unless otherwise specified in the notice of resignation, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.6             Vacancies.  A vacancy in the office of President or Secretary for any reason must be filled.  A vacancy in any other office may be filled.  Any vacancy which is filled will be filled for the unexpired portion of the term in the same manner in which an officer to fill said office may be chosen pursuant to Sections 3.1, 3.2 and 3.4.

ARTICLE 4

SHARES OF STOCK

Section 4.1.            Certificates; Uncertificated Shares.

(a)           The shares of Class A Common Stock of the Corporation shall be represented by certificates.

(b)           The Board of Directors of the Corporation may provide by resolution or resolutions from time to time that some or all of any or all classes or series of its stock shall be uncertificated shares, provided any such resolution shall not apply to any such shares represented by a certificate previously issued until such certificate is surrendered to the Corporation.  Notwithstanding the adoption of such a resolution or resolutions by the Board of Directors of the Corporation, every holder of stock represented by certificates, and upon request every holder of uncertificated shares, shall be entitled to have a certificate signed by or in the name of the Corporation by a Chairman of the Board or the President, and by the Treasurer, Secretary or Assistant Secretary, representing the number of shares of stock in the Corporation owned by such holder. If such certificate is manually signed by one officer or manually countersigned by a transfer agent or by a registrar, any other signature on the certificate may be a facsimile.

(c)           In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate ceases to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

(d)           Certificates representing shares of stock of the Corporation may bear such legends regarding restrictions on transfer or other matters as any officer or officers of the Corporation may determine to be appropriate and lawful.

(e)           If the Corporation is authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications or restrictions of such preferences and/or rights must be set forth in full or summarized on the face or back of the certificate which the Corporation issues to represent such class or series of stock, provided that, except as otherwise required by law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation issues to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of such class or series of stock and the qualifications, limitations or restrictions of such preferences and/or rights.  Within a reasonable period of time after the issuance or transfer of uncertificated shares of any class or series of stock, the Corporation will send to the registered owner of such shares a written notice containing the information required by law to be set forth or stated on certificates representing shares of such class or series or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of such class or series and the qualifications, limitations or restrictions of such preferences and/or rights.

(f)            Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

Section 4.2             Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates.  The Corporation may issue a new certificate of stock in the place of any certificate previously issued by it, alleged to have been lost, stolen or destroyed.  The Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

ARTICLE 5

MISCELLANEOUS PROVISIONS

Section 5.1             Fiscal Year.  The fiscal year of the Corporation will be determined by the Board of Directors.

Section 5.2             Waiver of Notice of Meetings of Stockholders, Directors and Committees. Whenever notice is required to be given by law or under any provision of the certificate of incorporation or these by-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, is deemed equivalent to notice.  Attendance of a person at a meeting constitutes a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice unless so required by the certificate of incorporation or these by-laws.

Section 5.3             Facsimiles.  Any copy, facsimile telecommunication or other reliable reproduction of a writing, transmission or signature may be substituted or used in lieu of the original writing, transmission or signature for any and all purposes for which the original writing, transmission or signature could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing, transmission or signature, as the case may be.

Section 5.4             Books and Records.  The books of the Corporation may be kept (subject to any provision contained in the DGCL) within or without the State of Delaware at such place or places as may be designated from time to time by the Board of Directors.

Section 5.5             Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

Section 5.6             Depositories.  The Board of Directors, the Chairman of the Board, if any, the President, and such other officers as may be delegated authority by the Board of Directors or one of the foregoing officers, and each of them, may designate the banks, trust companies, or other depositories in which shall be deposited from time to time, the money or securities of the Corporation.  In the case of a designation by the aforementioned officers, any such designation shall require the approval of two of such officers, one of whom shall be the Treasurer or the Vice President and Chief Financial Officer.

Section 5.7             Checks, Drafts, Notes, etc.  All checks, drafts or other orders for the payment of money and all notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers or agent or agents as from time to time is designated by the Board of Directors or by any two of the Chairman of the Board, if any, the President, and the Chief Financial Officer, or one of the foregoing officers and another officer elected by the Board of Directors.

Section 5.8             Contracts, etc.,  How Executed.  The Board of Directors may authorize any officer, agent or agents, to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 5.9             Stock in Other Corporations.  Any shares of stock in any other corporation which may from time to time be held by the Corporation may be represented and voted at any meeting of stockholders of such other corporation by the President, the Treasurer or the Secretary of the Corporation or by any other person or persons thereunto authorized by the Board of Directors or designated by the President, or by any proxy designated by written instrument of appointment executed in the name of this Corporation by its President or by such officers as may be designated by him and attested by the Secretary or Assistant Secretary.

Section 5.10           Indemnification.

(a)           Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding or alternative dispute resolution procedure, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was a director or officer serving at the request of the Corporation as a director, manager, officer, partner, trustee, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the laws of Delaware as the same now or may hereafter exist (but, in the case of any change, only to the extent that such change authorizes the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such change) against all costs, charges, expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators.  Until such time as there has been a final judgment to the contrary, a person shall be presumed to be entitled to be indemnified under this Section 5.10(a).  The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition upon receipt by the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that the director or officer is not entitled to be indemnified under this Section or otherwise.  The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.  Notwithstanding anything contained in this Section 5.10, except for proceedings to enforce rights provided in this Section 5.10, the Corporation shall not be obligated under this Section 5.10 to provide any indemnification or any payment or reimbursement of expenses to any director, officer or other person in connection with a proceeding (or part thereof) initiated by such person (which shall not include counterclaims or crossclaims initiated by others) unless the Board of Directors has authorized or consented to such proceeding (or part thereof) in a resolution adopted by the Board

(b)           If a claim under subsection (a) of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim.  It shall be a defense to any action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has failed to meet a standard of conduct which makes it permissible to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation.  Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he or she has met such standard of conduct, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such standard of conduct, nor the termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall be a defense to the action or create a presumption that the claimant has failed to meet the required standard of conduct.

(c)           The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

(d)           The Corporation may maintain insurance, at its expense, to protect itself and any director, manager, officer, partner, trustee, employee or agent of the Corporation or another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Delaware law.

(e)           To the extent that any director, officer, employee or agent of the Corporation is by reason of such position, or a position with another entity at the request of the Corporation, a witness in any proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

(f)            Notwithstanding any amendment of this section which may have been approved by the stockholders, this section may be added to, altered, amended or repealed pursuant to Section 5.11 of these by-laws.

(g)           Any amendment, repeal or modification of any provision of this Section by the stockholders or the directors of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment, repeal or modification.

Section 5.11           Amendment of By-Laws.  These by-laws may be amended, modified or repealed, and new by-laws may be adopted at any time, by the Board of Directors.  Stockholders of the Corporation may adopt additional by-laws and amend, modify or repeal any by-law whether or not adopted by them, but only in accordance with Article 6 of the certificate of incorporation.